Exhibit 99.1
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[LOGO OF MEDICAL STAFFING NETWORK HOLDINGS, INC.]

Contact: Robert J. Adamson
         President and Chief Executive Officer
         (561) 322-1303


                  MEDICAL STAFFING NETWORK HOLDINGS TO DISCUSS
                        FIRST QUARTER EARNINGS ON MAY 13

Boca Raton, Fla. (April 23, 2003) - Medical Staffing Network Holdings, Inc. (NYSE:MRN), a leading medical staffing company and the largest provider of per diem nurse staffing services, today announced that it will report its earnings for the first quarter ended March 30, 2003, after the market closes on Monday, May 12, 2003. The Company's management will host a conference call and webcast to discuss the earnings release at 11:00 a.m. Eastern time on Tuesday, May 13, 2003.

To listen to the call, participants should dial 1-800-530-8983 approximately ten minutes prior to the start time of the call. A telephonic replay of the call may be accessed by dialing 1-800-633-8284 and entering access code 21142112. The replay will be available beginning Tuesday, May 13, 2003, at 1:00 p.m. Eastern time until Wednesday, May 14, 2003, at 6:00 p.m. Eastern time. The conference call will also be available through the Company's website at www.msnhealth.com or at www.companyboardroom.com. A 30-day online replay will be available approximately two hours following the conclusion of the live broadcast.

Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States. The Company owns and operates the country's most extensive network of healthcare staffing branches consisting of over 180 offices in 44 states. The Company also provides travel nurse and physician staffing services and is a leading provider of allied health professionals, including radiology specialists, diagnostic imaging technicians and clinical laboratory technicians. For more information on the Company, visit www.msnhealth.com.

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